AGREEMENT OF MERGER

                                   OF

              HILB, ROGAL AND HAMILTON COMPANY OF BUFFALO

                                  INTO

                     GOW MANAGEMENT SERVICES, INC.



      THIS MERGER AGREEMENT ("Agreement"), to be effective upon filing of a Certificate of Merger on or around January 7, 1997, but to be accounted for as if effective as of 12:01 a.m. on January 1, 1997, or at such other time  as  may  be agreed upon by the parties hereto, is made and  entered

into   by  and  among  HILB,  ROGAL  AND  HAMILTON  COMPANY,  a  Virginia corporation  ("Parent"),  for itself and as agent  for  its  wholly-owned subsidiary  to  be  formed pursuant to this Agreement,  HILB,  ROGAL  AND

HAMILTON  COMPANY  OF  BUFFALO,  a  Delaware  corporation  ("HRH   Merger

Subsidiary"),  and GOW MANAGEMENT SERVICES, INC., a Delaware  corporation

("Merging Entity"), and the three shareholders of Merging Entity, JEFFREY

GOW  ("Mr. J. Gow"),  MICHAEL GOW ("Mr. M. Gow") and RICHARD MASON  ("Mr.

Mason"),  (with  Messrs. Mason, J. Gow and M. Gow  hereinafter  sometimes collectively  referred to as "Shareholders" or any one of  the  foregoing hereinafter  sometimes referred to as "Shareholder"), with  reference  to the following facts:

      A.    Shareholders are the owners and holders of all of the  issued and outstanding shares of the authorized capital stock (referred to below as  the  "Common Stock") of Merging Entity which engages in an affiliated service  business  to a sister corporation, S. H. Gow  &  Company,  Inc.,

which operates a general insurance agency.



      B.    Immediately  following the consummation of  the  transactions contemplated  by this Agreement, Merging Entity, which  will  then  be  a wholly-owned subsidiary of Parent, will acquire substantially all of  the assets and business of S. H. Gow & Company, Inc. pursuant to an Agreement of Purchase and Sale entered into simultaneously herewith.

      C.    Parent  is  engaged in the business of owning  and  operating insurance  agencies and will form HRH Merger Subsidiary for the  purposes contemplated herein.

      D.    Shareholders,  Parent  and Merging  Entity  have  reached  an understanding  with respect to the merger of HRH Merger  Subsidiary  into

Merging  Entity  ("Merger")  for which Shareholders  shall  receive  that amount of Parent's common stock as the consideration stated herein.

      E.   The parties hereto intend that this Agreement be characterized

as   a   reverse,  triangular  statutory  merger  pursuant  to   Sections

368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code  of  1986,  as

amended  ("Code"),  and  further be accounted  for  as  a  "purchase"  in accordance with Accounting Principles Board Opinion Number 16  and  other applicable guidelines.

      In  consideration  of  the foregoing facts and  of  the  respective representations,  warranties, covenants, conditions  and  agreements  set forth  below,  the parties hereto, intending to be legally bound  hereby,

agree as follows:

     1.   PLAN OF MERGER.

      1.1   Effective  Date.  Subject to fulfillment  of  the  conditions precedent in Sections 6 and 7 of this Agreement, Merging Entity  and  HRH

Merger Subsidiary (collectively, "Constituents") will cause a Certificate of  Merger  to be signed, verified and delivered on or before January  7,

1997 (or at such later time as may be agreed upon by the parties), to the

Secretary  of  State  of  the State of Delaware  ("Effective  Date"),  as

provided  by  the laws of the State of Delaware.  On the Effective  Date,

the separate existence of each of Constituents shall cease and HRH Merger

Subsidiary shall be merged with and into Merging Entity, which  shall  be the  surviving corporation of the Merger (hereinafter referred to as  the

"Surviving Corporation").

     1.2  Corporate Structure of Surviving Corporation.

           (a)  On the Effective Date, by virtue of the completion of the

Merger,  and  thereafter until amended as provided by law,  the  name  of

Surviving  Corporation and the certificate of incorporation of  Surviving

Corporation shall be the name and certificate of incorporation of Merging

Entity in effect immediately prior to the completion of the Merger.

           (b)  On the Effective Date, by virtue of the completion of the

Merger,  the  bylaws  of Merging Entity in effect on the  Effective  Date shall be the bylaws for Surviving Corporation.

           (c)  On the Effective Date, by virtue of the completion of the

Merger,   the  names  and  addresses  of  the  directors  for   Surviving

Corporation shall be:


                         Robert H. Hilb
                         4235 Innslake Drive, P.O. Box 1220
                         Glen Allen, Virginia  23060-1220

                         Andrew L. Rogal
                         4235 Innslake Drive, P.O. Box 1220
                         Glen Allen, Virginia  23060-1220

                         Timothy J. Korman
                         4235 Innslake Drive, P.O. Box 1220
                         Glen Allen, Virginia  23060-1220

           (d)   On  the Effective Date, by virtue of completion  of  the

Merger, the officers of Surviving Corporation shall be:



                         Stephen H. Gow           Chairman
                         Richard Mason            President
                         Robert H. Hilb           Vice President
                         Andrew L. Rogal          Vice President
                         Dianne F. Fox            Secretary
                         Timothy J. Korman        Treasurer
                         Walter L. Smith          Vice President

     1.3  Effect of Merger.

           (a)  On the Effective Date, the assets and liabilities of  HRH

Merger  Subsidiary shall be taken on the books of Merging Entity  at  the amount  at which they shall at that time be carried on the books  of  HRH

Merger  Subsidiary, subject to such adjustments to the books  of  Merging

Entity,  if  any,  as  may  be  necessary to conform  to  the  accounting procedures of Parent in the manual provided to Merging Entity and  titled

"Accounting Policies and Procedures" ("GAAP Policy").  The books  of  the

Constituents,  as  so  adjusted,  shall become  the  books  of  Surviving

Corporation.

            (b)    On   the  Effective  Date  and  thereafter,  Surviving

Corporation shall possess all the rights, privileges, immunities, powers,

franchises  and authority, both public and private, of each  Constituent.

All  property of every description, including every interest therein  and all  obligations of or belonging to or due to each of Constituents  shall thereafter  be  taken  and  deemed to be transferred  to  and  vested  in

Surviving  Corporation, without further act or deed, although HRH  Merger

Subsidiary and Merging Entity from time to time, as and when required  by

Surviving Corporation, shall execute and deliver, or cause to be executed and  delivered, all such deeds and other instruments and shall  take,  or cause to be taken, such further action as Surviving Corporation may  deem necessary  or  desirable  to  confirm the  transfer  to  and  vesting  in

Surviving  Corporation of title to and possession  of  all  such  rights,

privileges,  immunities,  franchises  and  authority.   All   rights   of

creditors of each of Constituents shall be preserved unimpaired,  limited in  lien to the property affected by such liens immediately prior to  the

Effective Date, and Surviving Corporation shall thenceforth be liable for all the obligations of each of Constituents.

     1.4  Conversion of Shares of Common Stock.

           (a)   All  of the outstanding capital stock of Merging  Entity

comprises   the   Common   Stock,  which  is  owned,   collectively,   by

Shareholders.   Each  Shareholder owns, free  and  clear  of  any  liens,

encumbrances,  restrictions or adverse claims whatsoever  except  as  set forth  in Schedule 2.4, the number of shares of Merging Entity set  forth below  opposite his name and each Shareholder shall receive therefor  for each  share  of Common Stock the number of shares of no par value  common stock of Parent as described herein:

             Shareholder         Number of Shares              Percentage
                              Voting         Nonvoting
          Mr. Jeffrey Gow       34              1,292             44.74%
          Mr. Michael Gow       34              1,292             44.74%
          Mr. Richard Mason     10                304             10.52%

In  exchange  for  all of the shares of Common Stock, Shareholders  shall collectively receive $300,000 worth of shares of common stock of  Parent,

valued  at  the  average  closing price for such stock  over  the  period

December 9, 1996, through December 20, 1996 ("Average Price"), subject to adjustment  as  provided  in  Section 13.6  and  to  all  the  terms  and conditions  contained herein.  This Agreement shall  not  be  consummated under  any  circumstances unless 100% of the shares of Common  Stock  are exchanged for shares of Parent common stock.

           (b)   The  manner  and basis of conversion of  shares  on  the

Effective Date shall be as follows:

                (i)   Each share of common stock of HRH Merger Subsidiary

which  is  issued and outstanding on the Effective Date, with all  rights with respect thereto, shall become one (1) share of Class A voting common stock, $1.00 par value, of Surviving Corporation.

                (ii)  Each  share  of Common Stock which  is  issued  and

outstanding on the Effective Date, with all rights with respect  thereto,

shall be converted into that number of shares (which number of shares  is subject  to adjustment as provided in Section 13.6) of common  stock,  no

par  value,  of Parent to which it is entitled on a pro rata  basis.   No

fractional shares of Parent common stock will be issued as the number  of shares  to  be issued to any Shareholder in accordance with the preceding sentence  shall  be  rounded up or down to the nearest  whole  number  (a fractional share of 0.5 or more will be rounded up; less than 0.5 will be rounded  down).  Each Shareholder, upon delivery to Parent  or  its  duly authorized agent for cancellation of certificates representing all of his shares  of  Common  Stock , and subject to the ten  percent  holdback  of shares  described in Section 8.6, shall thereafter be entitled to receive certificates  representing  the duly issued  and  outstanding  number  of shares of Parent common stock to which such Shareholder is entitled.

           (c)   Appropriate adjustment (i.e. to ensure that Shareholders

collectively receive $300,000 of Parent Common Stock) shall  be  made  on the  number of shares of Parent common stock to be issued upon conversion if,  during the period commencing on November 1, 1996, and ending on  the

Effective  Date, Parent:  (i) effects any dividend payable in  shares  of common  stock; (ii) splits or combines the outstanding shares  of  Parent common  stock;  (iii)  effects any extraordinary distribution  on  Parent common  stock;  (iv)  effects any reorganization or  reclassification  of

Parent common stock; or (v) fixes a record date for the determination  of shareholders entitled to any of the foregoing.

           (d)   Upon  delivery  of Common Stock to  Parent  pursuant  to

subsection 1.4(b)(ii), Parent shall receive all of the shares  of  common

stock   of  Surviving  Corporation  outstanding  pursuant  to  subsection

1.4(b)(i).

           (e)   After  the Effective Date and until its surrender,  each

certificate comprising Common Stock referred to in subsection  1.4(b)(ii)

herein shall be deemed for all corporate purposes, other than the payment of  dividends,  to  evidence ownership of the number of  full  shares  of

Parent  common  stock into which such shares of Common Stock  shall  have been  changed  by  virtue  of  the merger.  Unless  and  until  any  such outstanding  certificates of Common Stock shall  be  so  surrendered,  no dividend payable to the holders of record of Parent common stock,  as  of any  date subsequent to the Effective Date, shall be paid to the  holders of  such  outstanding certificates, but upon such surrender of  any  such certificate or certificates there shall be paid to the record  holder  of the  certificate or certificates of Parent common stock  into  which  the shares  represented by the surrendered certificate or certificates  shall have  been  so  changed  the amount of such dividends  which  theretofore became payable with respect to such shares of Parent common stock.

      1.5  Closing Date.  The closing of the transactions contemplated by this  Agreement ("Closing") shall take place at the offices  of  Hodgson,

Russ,  Andrews,  Woods & Goodyear, LLP, located at 1800  One  M&T  Plaza,

Buffalo, New York, at 10:00 o'clock a.m. on January 7, 1997, or  at  such other  place and time as shall be mutually agreed upon by the parties  to this Agreement ("Closing Date").

      2.   REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS.  Shareholders,

jointly and severally, represent and warrant to Parent as follows:

     2.1  Organization and Standing of Merging Entity.  Merging Entity is

a corporation duly organized, validly existing and in good standing under the  laws of the State of Delaware ("Home State") and has full power  and authority  to carry on its business as it is now being conducted  and  to own  or  hold under lease the properties and assets it now owns or  holds

under  lease.   Except as set forth in Schedule 2.1  to  this  Agreement,

Merging  Entity  is not qualified to do business in any  state  or  other jurisdiction other than Home State.  Except as set forth in Schedule  2.1 or  where  failure to qualify to do business would not  have  a  material adverse  effect, the nature of the business conducted by  Merging  Entity and  the  character or ownership of properties owned by it do not require

Merging  Entity to be qualified to do business in any other jurisdiction.

Furthermore,  except as set forth in Schedule 2.1 to this Agreement,  the nature of the business conducted by Merging Entity does not require it or any  of  its employees to qualify for, or to obtain any insurance agency,

brokerage,  adjuster, or other similar license in any jurisdiction  other than  Home State.  The copy of the certificate of incorporation, and  all amendments thereto, of Merging Entity heretofore delivered to  Parent  is complete and correct as of the date hereof.  The copy of the bylaws,  and all  amendments thereto, of Merging Entity heretofore delivered to Parent is complete and correct as of the date hereof.  The minute book or minute books  of  Merging Entity contain a complete and accurate record  in  all material  respects  of all meetings and other corporate  actions  of  the shareholders and directors of Merging Entity.

      2.2   Name.   Neither  Merging Entity nor any of  Shareholders  has

granted to anyone any right to use the corporate name or any name similar to  the corporate name of Merging Entity, except that its sister company,

S.H. Gow & Company, Inc., has a similar name.

      2.3   Capitalization  of  Merging Entity.   The  capitalization  of

Merging Entity is as follows:

           (a)  Merging Entity is authorized to issue 100 shares of Class

A  voting  common  stock, $1.00 par value and 2,900  shares  of  Class  B

nonvoting  common  stock,  $1.00  par  value.   Merging  Entity  is   not

authorized  to issue, and has not issued, any shares of any other  class.

All of the shares comprising Common Stock outstanding and owned as of the date hereof are as set forth in Section 1.4(a), supra.

           (b)   All of the outstanding shares of Common Stock have  been

duly  and  validly  issued  and are fully paid  and  nonassessable.   The

issuance  of  all shares of Common Stock was and has been  in  compliance with  all applicable statutes, rules and regulations, including,  without

limitation, all applicable federal and state securities laws.   There  is

no  existing option, warrant, call or commitment to which Merging  Entity is  a  party  requiring the issuance of any additional shares  of  common stock  of  Merging  Entity  or of any other securities  convertible  into shares of common stock of Merging Entity or any other equity security  of

Merging Entity of any class or character whatsoever.

           (c)   No shares of the authorized stock of Merging Entity have

ever  been  registered  under the provisions  of  any  federal  or  state securities law, nor has Merging Entity filed or been required to file any report  with  any  federal  or state securities  commission,  department,

division or other governmental securities agency.

          (d)  No present or prior holder of any shares of the authorized stock of Merging Entity is entitled to any dividends with respect to  any such shares now or heretofore outstanding.

      2.4   Ownership of Common Stock.  Except as set forth  in  Schedule

2.4, each Shareholder is the record owner, free and clear of any and  all liens,  encumbrances, restrictions and adverse claims whatsoever, of  the number  of  shares  of  Common  Stock set  forth  opposite  his  name  in subsection  1.4(a).  Each such lien, encumbrance, restriction or  adverse claim can and will be removed at or prior to the Closing.

      2.5   Authority.  Shareholders, individually and collectively, have full  and complete authority to enter into this Agreement and to transfer in  accordance with the terms and conditions of this Agreement all of the shares  of  Common  Stock,  free and clear of  all  liens,  encumbrances,

restrictions and adverse claims whatsoever.  The execution, delivery  and performance of this Agreement by Merging Entity does not violate,  result in  a  breach  of,  or  constitute a default under,  the  certificate  of incorporation  or  bylaws  of Merging Entity or any  material  indenture,

contract,  agreement or other instrument to which it is  a  party  or  is bound,  or to the best knowledge of Shareholders and Merging Entity,  any applicable laws, rules or regulations.

      2.6  Subsidiaries and Other Relationships.  Merging Entity does not own  any  stock or other interest in any other corporation, nor is  it  a participant in any joint entity.

      2.7   Financial Statements.  Shareholders and Merging  Entity  have caused  to be delivered to Parent a true and complete copy of the audited financial  statements  of  Merging  Entity,  conformed  to  GAAP  Policy,

together with an unqualified opinion and an accountant's consent  to  use

such   statements  in  a  Securities  and  Exchange  Commission   ("SEC")

registration  statement, for the calendar year of  Merging  Entity  ended

December 31, 1995, and unaudited financial statements for calendar  years

1993  and  1994,  including,  without  limitation,  balance  sheets   and

statements   of   income   for  such  period  (collectively,   "Financial

Statements").   In  addition,  Shareholders  and  Merging   Entity   have

delivered  to Parent a true and complete copy of the unaudited  financial statements  of  Merging Entity for the nine-month period ended  September

30, 1996 including, without limitation, a balance sheet and statement  of income  for  such period then ended ("Interim Statements"). Each  of  the

Financial Statements is true and correct, is in accordance with the books and  records  of Merging Entity, presents fairly the financial  condition and  results of operations of Merging Entity as of the date and  for  the period  indicated, and , in the case of the audited statements, has  been prepared  in  accordance with Parent's GAAP Policy  consistently  applied throughout  the  periods covered by such statements (including,  but  not limited to, the establishment of reserves for bad debts and accruals  for all  outstanding debts and expenses).  Furthermore, neither the Financial

Statements  nor the Interim Statements contains any untrue  statement  of any  material  fact or omits to state any material fact  required  to  be stated  to  make  such  Financial Statements or  Interim  Statements  not misleading.

      2.8   Absence  of Undisclosed Liabilities.  (The term "Most  Recent

Balance  Sheet,"  as used in this Agreement, means the balance  sheet  of

Merging Entity at November 30, 1996.  Also, the term "Most Recent Balance

Sheet Date," as used in this Agreement, means November 30, 1996.)  Except as  and  to  the extent specifically reflected, provided for or  reserved against  in the Most Recent Balance Sheet or except as disclosed  in  any

Schedule to this Agreement, Merging Entity, as of the Most Recent Balance

Sheet  Date,  did  not  have  any  material  indebtedness,  liability  or

obligation   of   any  nature  whatsoever,  whether  accrued,   absolute,

contingent  or  otherwise, and whether due or to become  due,  including,

without  limitation, tax liabilities due or to become  due,  and  whether incurred  in respect of or measured by the income of Merging  Entity  for any period prior to the Most Recent Balance Sheet Date, or arising out of transactions entered into, or any state of facts existing, prior thereto,

and  none  of  Shareholders knows of any basis for the assertion  against

Merging Entity, as of the Most Recent Balance Sheet Date, of any material indebtedness, liability or obligation of any nature or in any amount  not fully  reflected or reserved against in the Most Recent Balance Sheet  or otherwise disclosed in any Schedule to this Agreement.

      2.9   No Adverse Change.  Since the Most Recent Balance Sheet Date,

there  has been no material adverse change in the financial condition  or results  of operations of Merging Entity other than changes occurring  in the  ordinary course of business or except as otherwise disclosed in  any of the Schedules to this Agreement, which changes have not had a material adverse  effect  on  the financial condition, results  of  operations  or business prospects of Merging Entity.

      2.10  Taxes.  Merging Entity has filed all federal, state and local income, withholding, social security, unemployment, excise, real property tax, tangible personal property tax, intangible personal property tax and all  other tax returns and reports required to be filed by it to the date hereof  and all of such returns and reports are true and correct  in  all material respects.  All taxes, assessments, fees, penalties, interest and other  governmental  charges which were required to be  paid  by  Merging

Entity  on such returns and reports have been duly paid and satisfied  on or  before their respective due dates.  No tax deficiency or penalty  has been  asserted  or,  to the best knowledge of each of  the  Shareholders,

threatened  with respect to Merging Entity.  No federal or  state  income tax  return of Merging Entity has been audited during the past five years or,  to  the knowledge of any Shareholder, is proposed to be audited,  by any federal or state taxing authority, including, without limitation, the

U.S. Internal Revenue Service and the New York Department of Taxation and

Finance, and no waiver of any statute of limitations has been given or is in  effect  with  respect to the assessment of any taxes against  Merging

Entity.   The  provisions for taxes included in the Most  Recent  Balance

Sheet and in the Financial Statements were sufficient for the payment  of all  accrued  and  unpaid federal, state and local  income,  withholding,

social  security, unemployment, excise, real property, tangible  personal property, intangible personal property and other taxes of Merging Entity,

whether or not disputed, for the periods reflected.

      2.11  Real and Personal Property Owned by Merging Entity.   Merging

Entity does not own any real property.  Schedule 2.11 consists of a  copy of  the  depreciation schedules filed as a part of the most recent annual

Federal income tax returns of Merging Entity (with deletions of any items disposed  of  prior to the date of this Agreement).  Merging Entity  also owns  various items of disposable type personal property such  as  office supplies  that are not listed in Schedule 2.11.  Merging Entity has  good and  marketable  title  to  all  such tangible  and  intangible  personal property,  in  each  case  free  and clear  of  all  mortgages,  security interests, conditional sales agreements, claims, restrictions, charges or other  liens  or  encumbrances whatsoever except as otherwise  stated  in

Schedule 2.11.

     2.12 Leases.  Schedule 2.12 contains a correct and complete list and brief  description of all leases or other agreements under which  Merging

Entity is a tenant or lessee of, or holds or operates any property,  real or  personal, owned by any third party.  Merging Entity is the owner  and holder  of  the  leasehold  estates granted by each  of  the  instruments described  in Schedule 2.12 except as otherwise stated in Schedule  2.12.

Each  of  said  leases  and agreements is in full force  and  effect  and constitutes  a  legal,  valid and binding obligation  of  the  respective parties thereto, enforceable in accordance with its terms. Merging Entity enjoys  peaceful and undisturbed possession of all properties covered  by all such leases and agreements, and there is not any existing default  or event or condition, including the Merger contemplated herein, which  with notice  or  lapse of time, or both, would constitute an event of  default under any of such leases or agreements.

     2.13 Insurance.  Schedule 2.13 contains a correct and complete list,

as  of  the  date hereof, of all policies of casualty, fire and  extended coverage,  theft, errors and omissions, liability, life, and other  forms

of  insurance  owned  or  maintained by  Merging  Entity.   All  business

operations  of  Merging  Entity  are and have  been  continually  insured against  errors  and omissions.  Such policies are in amounts  deemed  by

Shareholders to be adequate.  Each such policy is, on the date hereof, in full  force and effect, and Merging Entity is not in default with respect to any such policy.

      Furthermore, Schedule 2.13 contains a correct and complete list  of all  group life, group medical and disability or other similar  forms  of insurance  which  constitute an obligation  of  or  benefit  provided  by

Merging  Entity.    Schedule 2.13 also contains  a  list  of  any  former

employees  or their dependents who are presently under COBRA continuation coverage  and  describes  with  reasonable  particularity  the  pertinent factors about each such person listed.

      With  respect  to  errors  and omissions  (professional  liability)

insurance  policies listed in Schedule 2.13 (which lists  for  each  such policy  the  carrier,  retrodate, claims made or  occurrence  policy  and limits),  prior  to the effective dates of such policies, Merging  Entity had  not,  within the prior three (3) years, given notice  to  any  prior insurer  of any act, error or omission in services rendered by any  agent or  employee of such corporation or that should have been rendered by any agent  or  employee of such corporation arising out of the operations  of

Merging  Entity. With respect to such policies, Merging Entity has  given notice of any and all claims for any act, error or omission by any  agent or employee of such corporation of which Shareholders have knowledge with

respect  to  professional services rendered or  that  should   have  been

rendered  as  required by the terms of such policies (if any such  notice

has  been  given, its contents are described in Schedule 2.13).   To  the

best knowledge of Shareholders, Merging Entity has not taken, nor has  it failed to take, any action which would provide the insurer with a defense to  its obligation under any such policy; neither Merging Entity nor  any

Shareholder has received from any such insurer any notice of cancellation or nonrenewal of any such policy.

     2.14      Insurance Companies.  Schedule 2.14 contains a correct and complete  list  of all insurance companies with respect to which  Merging

Entity  has  an  agency  contract  or similar  relationship.   Except  as

identified  in  Schedule 2.14, no Shareholder has any  knowledge  of  any proposed  termination  of,  or modification to,  the  existing  relations between Merging Entity and any of such insurance companies.  Furthermore,

except  as  otherwise set forth in Schedule 2.14, all accounts  with  all insurance  companies  represented by  Merging  Entity  or  with  whom  it transacts business are current and there are no material disagreements or unreconciled discrepancies between Merging Entity and any such company as to the amounts owed by Merging Entity.

      2.15  Officers and Directors; Banks; Powers of Attorney.   Schedule

2.15  contains a correct and complete list of all officers and  directors of Merging Entity, a correct and complete list of the names and addresses of each bank in which Merging Entity has any account or safe deposit box,

together  with the names of all persons authorized to draw on  each  such account or having access to any such safe deposit box, and a correct  and complete list of the names of all persons holding powers of attorney from

Merging Entity.

      2.16  Compensation and Fringe Benefits.  Schedule 2.16  contains  a correct and complete list of each officer, director, employee or agent of

Merging  Entity  in  the  format as set forth in  Schedule  2.16.   Also,

Schedule  2.16  contains a description of all fringe  benefits  presently being provided by Merging Entity to any of its employees or agents.

      2.17  Patents;  Trademarks; Copyrights and  Trade  Names.   Merging

Entity  owns  or  is  possessed of or is licensed under  such  copyrights

(including,  without limitation, software) as are used  in,  and  are  of material importance to, the conduct of its business.  Merging Entity owns no  patents, patent applications, trademarks, trademark registrations  or applications, trade names (other than its corporate name), copyrights  or copyright registrations or applications.

      2.18  Indebtedness.  Schedule 2.18 contains a correct and  complete list  of  all instruments, agreements or arrangements pursuant  to  which

Merging  Entity  has  borrowed any money, incurred  any  indebtedness  or established  any line of credit which represents a liability  of  Merging

Entity  on the date hereof.  True and complete copies of all such written instruments,  agreements or arrangements have heretofore  been  delivered to,  or  made  available for inspection by, Parent.  Merging  Entity  has performed in all material respects all of the obligations required to  be performed  by  it to date, and is not in default in any material  respect

under   the  terms  of  any  such  written  instruments,  agreements   or

arrangements, and, to the best knowledge of Shareholders,  no  event  has occurred  which, but for the passage of time or the giving of notice,  or both, would constitute such a default.

      2.19  Employment Agreements and Other Material Contracts.  Schedule

2.19  contains  (a)  a  complete  list  of  every  employment  agreement,

independent contractor and brokerage agreement to which Merging Entity is a  party, copies of which have been provided to Parent and (b) a list and brief  description of all other material contracts, agreements and  other instruments  to  which  Merging Entity is a party  at  the  date  hereof.

Merging  Entity  is  not  in default in any material  respect  under  any material agreement, lease, contract or other instrument to which it is  a party.  To the best knowledge of Shareholders, no party with whom Merging

Entity  has any agreement which is of material importance to its business is in default thereunder.

     2.20 Absence of Certain Events.  Since the Most Recent Balance Sheet

Date,  the  business  of Merging Entity has been conducted  only  in  the ordinary  course  and  in substantially the same  manner  as  theretofore conducted,  and,  except as set forth in Schedule 2.20 attached  to  this

Agreement,  or in any other Schedule attached to this Agreement,  Merging

Entity has not, since the Most Recent Balance Sheet Date:  (i) issued any stocks,  bonds  or  other corporate securities or  granted  any  options,

warrants or other rights calling for the issue thereof; (ii) incurred, or become subject to, any material obligation or liability (whether absolute or  contingent) except (A) current liabilities incurred in  the  ordinary course  of business, (B) obligations under contracts entered into in  the ordinary  course  of  business and (C) obligations  under  contracts  not entered  into  in  the ordinary course of business which  are  listed  in

Schedule  2.19;  (iii)  discharged or  satisfied  any  material  lien  or encumbrance  or  paid  any obligation or liability (whether  absolute  or contingent)  other  than current liabilities shown  on  the  Most  Recent

Balance  Sheet  and current liabilities incurred since  the  Most  Recent

Balance  Sheet Date in the ordinary course of business; (iv) declared  or made  any payment of dividends or distribution of any assets of any  kind whatsoever  to stockholders or purchased or redeemed any of  its  capital stock;  (v) mortgaged, pledged or subjected to lien, charge or any  other encumbrance,  any  of  its  assets  and  properties,  real,  tangible  or intangible;  (vi)  sold or transferred any of its assets,  properties  or rights,  or  cancelled any debts or claims, except in each  case  in  the ordinary course of business, or entered into any agreement or arrangement

granting  any  preferential  rights  to  purchase  any  of  its   assets,

properties  or rights or which required the consent of any party  to  the transfer and assignment of any of its assets, properties or rights; (vii)

suffered  any extraordinary losses (whether or not covered by  insurance)

or  waived  any  extraordinary rights of value; (viii) entered  into  any transaction  other  than in the ordinary course  of  business  except  as herein  stated; (ix) amended its certificate of incorporation or  bylaws;

(x) increased the rate of compensation payable or to become payable by it to any of its employees or agents over the rate being paid to them at the

Most  Recent Balance Sheet Date; (xi) made or permitted any amendment  to or termination of any material contract, agreement or license to which it is  a  party other than in the ordinary course of business; or (xii) made capital expenditures or entered into any commitments therefor aggregating more  than $25,000.00.  Except as contemplated by this Agreement, or  the

Schedules referred to in this Agreement, between the date hereof and  the

Closing  Date, Merging Entity will not, without the prior written consent of Parent, do any of the things listed above in clauses (i) through (xii)

of this Section 2.20.

      2.21  Investigations and Litigation.  There is no investigation  by

any   governmental  agency  pending,  or,  to  the  best   knowledge   of

Shareholders,  threatened against or adversely affecting Merging  Entity,

and  except  as  set forth on Schedule 2.21, there is  no  action,  suit,

proceeding  or  claim pending, or, to the best knowledge of Shareholders,

threatened  against Merging Entity, or any of its businesses, properties,

assets  or goodwill, which might have a material adverse effect  on  such corporation,  or  against or affecting the transactions  contemplated  by this  Agreement.  There is no outstanding order, injunction, judgment  or decree  of  any  court,  government or  governmental  agency  against  or affecting Merging Entity, or any of its businesses, properties, assets or goodwill.

      2.22      Overtime, Back Wages, Vacation and Minimum Wages.  To the

best  knowledge of Shareholders, no present or former employee of Merging

Entity  has  any claim against Merging Entity (whether under  federal  or state law) under any employment agreement, or otherwise, on account of or for:  (i)  overtime  pay for any period other than  the  current  payroll period;  (ii)  wages  or  salary for any period other  than  the  current payroll  period;  (iii) vacation or time off (or pay  in  lieu  thereof),

other than that earned in respect of the current fiscal year; or (iv) any violation  of  any  statute, ordinance, rule or  regulation  relating  to minimum wages or maximum hours of work, except as otherwise set forth  in

Schedule 2.22.

      2.23  Discrimination, Occupational Safety and  Other  Statutes  and

Regulations.   To  the  best  knowledge of Shareholders,  no  persons  or parties  (including,  without limitation, governmental  agencies  of  any kind)  have  any  claim,  action or proceeding,  against  Merging  Entity arising  out  of any statute, ordinance, rule or regulation  relating  to discrimination  in  employment or employment  practices  or  occupational

safety   and   health  standards  (including,  without  limitation,   The

Occupational Safety and Health Act, The Fair Labor Standards  Act,  Title

VII  of  the Civil Rights Act of 1964, The Civil Rights Act of 1992,  The

Americans with Disabilities Act, and The Age Discrimination in Employment

Act of 1967, as any of the same may have been amended).

     2.24 Employee Benefit Plans.

          (A)  There are no employee benefit plans or arrangements of any type,  including  but  not  limited to any retirement,  health,  welfare,

insurance,  bonus, executive compensation, incentive compensation,  stock

bonus,   stock  option,  deferred  compensation,  commission,  severance,

parachute, rabbi trust program or plan described in Section 3(3)  of  the

Employee Retirement Income Security Act of 1974 ("ERISA"), maintained  by

Merging  Entity, or with respect to which Merging Entity has a liability,

other than those set forth in Schedule 2.24 ("Employee Benefit Plans").

           (B)  No liability (whether an indebtedness, a fine, a penalty,

a  tax  or  any  other amount) has been incurred or will be  incurred  by

Merging  Entity as a result of its maintenance, operation,  participation in  or  termination  of any Employee Benefit Plan,  except  for  regular,

periodic, current contributions to any such Employee Benefit Plan.

           (C)  The consummation of the transactions contemplated by this

Agreement will not entitle any individual to severance pay, and will  not accelerate  the  time of payment or vesting, or increase the  amount,  of compensation due to any individual.

           (D)   No  pending  claim or lawsuit has been asserted  against

Merging  Entity  with  respect to the operation of any  Employee  Benefit

Plan.   Merging Entity and Shareholders know of no facts or circumstances which could form the basis for any such claim or lawsuit.

           (E)   Merging Entity has made full and timely payment  of  all

amounts  required  to  be contributed under the terms  of  each  Employee

Benefit  Plan  and  no  event or condition exists regarding  any  of  the

Employee  Benefit Plans which could be deemed a "reportable  event"  with respect to which the 30-day notice has not been waived which could result in a material liability to Merging Entity and no event exists which would subject Merging Entity to a material fine under Section 4701 of ERISA.

           (F)   Merging Entity is not subject to any material liability,

tax  or  penalty and the termination of or withdrawal from  any  Employee

Benefits   Plan  will  not  subject  Merging  Entity  to  any  additional

contribution  requirement  and  the  execution  or  performance  of   the

transactions  contemplated by this Agreement will not create,  accelerate or increase any obligations under any Employee Benefit Plan.

           (G)  Merging Entity has no obligation to any retired or former employee  or  any  current employee upon retirement  under  any  Employee

Benefit Plan.

      2.25  Competitors.  Except as disclosed in Schedule 2.25,  none  of

Shareholders has any interest, direct or indirect, as an owner,  partner,

agent, shareholder, officer, director, employee, consultant or otherwise,

in  any firm, partnership, corporation or other entity that is engaged in the  insurance agency business, or any aspect thereof, other than Merging

Entity,  its  sister company, S.H. Gow & Company, Inc., or a  corporation

listed  on  a  national  securities  exchange  or  a  corporation   whose

securities are traded in the over-the-counter market.

      2.26 Accounts and Notes Receivable.  The reserve for bad debts,  if any,  contained  in  the  Most Recent Balance  Sheet  and  the  Financial

Statements  was calculated on a consistent basis which, in the  light  of past experience, is considered adequate.  All accounts receivable and all notes  receivable of Merging Entity reflected in the Most Recent  Balance

Sheet are fully collectible when due at the aggregate amount shown,  less the  bad debt allowance stated therein, it being the intent of all of the parties  to this Agreement that Shareholders are hereby representing  and warranting to Parent the full collectibility when due of all of the notes receivable  and  accounts receivable of Merging Entity in  the  aggregate amount  shown  in  each such balance sheet, less the bad  debt  allowance stated therein.  All notes receivable, if any, of Merging Entity are  due and payable within one year after the Effective Date.

      2.27  Permits  and  Licenses.  All material permits,  licenses  and approvals  of all federal, state or local regulatory agencies, which  are required  in order to permit Merging Entity and its employees and  agents to carry on business as now conducted by it, have been obtained by it and are current.

       2.28   Common  Stock  of  Parent.   Shareholders  understand   and

acknowledge  that the common stock of Parent to be received  pursuant  to this  Agreement  is  subject to Rule 145 of the SEC; any  sale  or  other disposition  of  such  stock shall be made pursuant  to  the  regulations promulgated  under Rule 145 and in compliance with all  other  applicable laws, regulations and interpretations.

      2.29  Financing Statements.  There are no financing  statements  or other  security  interests of any kind filed  or  required  to  be  filed against  Merging Entity's assets or affecting the use of,  or  title  to,

such  assets.  There  are  no deferred money purchase  notes  related  to

Merging Entity's acquisition of any portion of its assets.

      2.30  Brokers.   Except for fees owing to Marsh, Berry  &  Company,

Inc.,  which  fees  shall  be  the  responsibility  of  Shareholders,  no commission,  finder's  fee,  brokerage fee  or  similar  charge  will  be incurred by Merging Entity or any Shareholder for the consummation of the transactions contemplated herein.

     2.31      Disclosure.  Shareholders have each received a copy of Parent's current S-4 registration statement dated February 12, 1992, most recent annual report, Form 10-K and Form 10-Q and will acknowledge receipt of an amendment or supplement to such registration statement when received.

      3.    ACCESS AND INFORMATION.  Throughout the period prior  to  the

Effective  Date, Shareholders caused Merging Entity and all its employees to  give to Parent, and any and all authorized representatives of  Parent

(including auditors and attorneys), reasonable access upon prior  notice,

during  normal  business  hours,  to  the  offices,  assets,  properties,

contracts,  books and records of Merging Entity in order to  give  Parent full  opportunity  to make such investigations as it  deemed  appropriate with respect to the affairs of Merging Entity, and further caused Merging

Entity, and all of its employees to provide to Parent during such  period such  additional information concerning the affairs of Merging Entity  as

Parent may have reasonably requested.

      Regardless of any such investigation by Parent, all representations and  warranties of Shareholders contained in this Agreement shall  remain in  full force and effect and no such investigation shall cause or result in  a  waiver  by Parent of any of the representations and warranties  of

Shareholders contained herein; provided, however, that to the extent that as  a  result of any such investigation prior to Closing (a)  Parent  has actual  knowledge that any representation or warranty of Shareholders  is untrue  and  (b)  Shareholders do not have  actual  knowledge  that  such representation  or warranty is untrue, then Shareholders  shall  have  no liability with respect to such untrue representation or warranty.

      4.    REPRESENTATIONS AND WARRANTIES OF PARENT.  Parent  represents

and

warrants to Shareholders as follows:

      4.1  Organization and Standing of Parent and HRH Merger Subsidiary.

Parent  is  a  corporation duly organized, validly existing and  in  good

standing  under  the  laws of the Commonwealth of Virginia.   HRH  Merger

Subsidiary,  will,  as of the Effective Date, be duly organized,  validly existing and in good standing under the laws of the State of Delaware.

      4.2   Authority.  Except for:  (i) the incorporation of HRH  Merger

Subsidiary; (ii) the approval of the transactions contemplated hereby  by the  board  of  directors  of Parent and by the board  of  directors  and shareholder  of HRH Merger Subsidiary; (iii) amendment or supplementation of  Parent's  registration statement pursuant  to  this  Agreement;  (iv)

approval  by the New York Stock Exchange of the listing of the shares  of

Parent common stock to be issued pursuant to this Agreement; and (v)  the filing  of  a  certificate of merger with the Secretary of State  of  the

State  of  Delaware  (each of which actions in  (i)  through  (v)  Parent covenants to use its best reasonable efforts to cause to occur  prior  to the Effective Date), no governmental or other authorization, approval  or consent  for  the execution, delivery and performance of this  Agreement,

including  the  issuance  of  Parent  Stock,  by  Parent  or  HRH  Merger

Subsidiary is required.  The execution,  delivery and performance of this

Agreement by Parent and HRH Merger Subsidiary will not violate, result in a breach of, or constitute a default under, the articles of incorporation or  bylaws  of any such corporation or any indenture, contract, agreement or  other instrument to which such corporation is a party or is bound  or any applicable laws, rules or regulations.

      Each  of  Parent and HRH Merger Subsidiary has, or  will  prior  to

Closing  have, all necessary power and authority and will have taken  all action necessary to authorize, execute and deliver this Agreement, and to

perform   its   obligations  under  this  Agreement,  including   without

limitation  the obligation of  Parent to issue the shares of  the  common stock of Parent to the Shareholders pursuant to Section 1.4.

     4.3  Capitalization of Parent and HRH Merger Subsidiary.  As of June

30,  1996, the authorized capital stock of Parent consisted of 50,000,000 shares  of  common stock, no par value, of which 13,368,868  shares  were

issued  and  outstanding, fully paid and nonassessable.   The  authorized

capital  stock of HRH Merger Subsidiary will consist of 5,000  shares  of common  stock,  $1  par value, of which ___ shares  will  be  issued  and outstanding,  fully  paid  and nonassessable  and  owned  of  record  and

beneficially  by Parent prior to, and as of, the Effective Date.   Except

for the shares to be subscribed for by Parent pursuant to this Agreement,

there  are  no outstanding options, warrants or other rights to subscribe for  or  purchase  capital stock of HRH Merger Subsidiary  or  securities convertible  into  or  exchangeable  for  capital  stock  of  HRH  Merger

Subsidiary.

      4.4   Status  of Parent common stock.  The shares of Parent  common stock to be issued to Shareholders pursuant to this Agreement will,  when so  issued,  be  duly and validly authorized and issued, fully  paid  and nonassessable and will be registered, when issued, pursuant to Parent's S-

4  registration statement and supplement thereto under the Securities Act of 1933.

      4.5   Brokers' or finders' fees.  No agent, broker, person, or firm acting  on  behalf  of  Parent or any of its subsidiaries  or  under  the authority  of  any  of them is or will be entitled to any  commission  or broker's  or  finder's fee or financial advisory fee from Parent  or  HRH

Merger Subsidiary in connection with any of the transactions contemplated herein.

      4.6   SEC  Compliance.  Parent has filed with the  SEC  all  forms,

reports,  schedules, statements and other documents required to be  filed by  it  since  January 1, 1993 under the Securities Act of 1933  and  the

Exchange Act of 1934 (such documents, as amended from time to time, being the "Parent SEC Documents").  Each Parent SEC Document, including without limitation  any financial statements or schedules included  therein,  (a)

did  not,  at the time filed (or, in the case of any Parent SEC  Document that has been amended prior to the date hereof, at the time of the filing of  such  amendment), contain any untrue statement of a material fact  or omit  to state a material fact required to be stated therein or necessary in  order  to  make the statements therein, in light of the circumstances under  which  they were made, not misleading, and (b) at the time  filed,

complied in all material respects with the applicable requirements of the

Securities  Act  of 1933 and the Exchange Act of 1934.  Parent  has  made available to the Shareholders, or will make available to the Shareholders before  Closing,  a  supplement to its S-4 registration  statement  which

complies  with  all  applicable  SEC  rules,  together  with  all   other

prospectus  and other materials and information required to be  disclosed pursuant  to  all  applicable  federal  and  state  securities  laws  and

regulations,  including  without  limitation  such  information   as   is

necessary in compliance with Rule 145 to enable Shareholders to sell  any shares of common stock of Parent received pursuant to this Agreement.

      5.    CONDITIONS PRECEDENT TO PERFORMANCE BY PARENT AND HRH  MERGER

SUBSIDIARY.  The  obligation  of Parent  and  HRH  Merger  Subsidiary  to consummate  the  transactions contemplated by  this  Agreement  shall  be subject  to  the satisfaction or fulfillment, on or prior to the  Closing

Date,  of  the following conditions precedent, in addition to  all  other conditions  precedent contained in this Agreement, each of which  may  be waived by Parent:

     5.1  Representations.  Parent shall not have discovered any material error,  misstatement  or  omission in  any  of  the  representations  and warranties made by Shareholders contained in this Agreement,  or  in  any financial  statement, certificate, Schedule, exhibit  or  other  document

attached   to   or  delivered  pursuant  to  this  Agreement,   and   all

representations and warranties of Shareholders, or any of them, contained in  this Agreement and in any financial statement, certificate, Schedule,

exhibit  or  other  document attached to or delivered  pursuant  to  this

Agreement shall be true and correct in all material respects on and as of the  Closing  Date with the same force and effect, except as affected  by transactions expressly authorized herein or otherwise approved in writing by Parent, as though such representations and warranties had been made on and as of the Closing Date.

       5.2   Covenants.   Merging  Entity  and  Shareholders  shall  have

performed  and  complied  in all material respects  with  all  covenants,

agreements  and conditions required under this Agreement to be  performed or complied with by them on or before the Closing.

      5.3   Litigation.  No suit, action or proceeding,  or  governmental investigation,  against  or concerning, directly or  indirectly,  Merging

Entity,  or  any of its assets and properties, shall have been instituted or  reinstituted,  nor shall any basis therefor have arisen,  that  might result  in  any  order or judgment of any court or of any  administrative agency which, in the opinion of counsel for Parent, renders it impossible or  inadvisable  for Parent to consummate or cause to be consummated  the transactions contemplated by this Agreement.

     5.4  Approval by Counsel.  All transactions contemplated hereby, and the  form  and substance of all legal proceedings and of all  instruments used  or delivered hereunder, shall be reasonably satisfactory to counsel for Parent.

     5.5  Opinion.  Parent shall have received a favorable opinion, dated as  of  the  Closing Date, from the law firm of Hodgson,  Russ,  Andrews,

Woods  &  Goodyear, LLP, counsel for Shareholders and Merging Entity,  in form  and substance as set forth in Schedule 5.5 and otherwise reasonably satisfactory to counsel for Parent.

      5.6   Delivery of Common Stock.  There shall be duly delivered  for cancellation to Parent at the Closing not less than 100% of the shares of

Common Stock issued and outstanding at the time of the Closing, free  and clear  of  any liens or encumbrances as required to be listed on Schedule

2.4.

      5.7   Tail  Insurance.  Unless notified in writing to the contrary,

Shareholders and Merging Entity shall have delivered to Parent,  in  form reasonably  satisfactory  to  Parent and Parent's  counsel,  evidence  of insurability, to be effective as of the Effective Date, for  an  extended reporting  period  for  errors and omissions  of  a  minimum  three  year duration  with  deductible  limits reasonably acceptable  to  Parent  and

Parent's counsel, which insurance, if bound, would insure Merging  Entity its  agents  and employees for the extended reporting period  for  claims arising under errors and omissions occurring prior to the Effective Date.

Such  tail insurance shall be bound as soon after the Effective  Date  as

possible.   The  cost for the tail insurance actually  bound  by,  or  on behalf  of, Merging Entity shall be borne by Merging Entity and shall  be reflected on the Merger Balance Sheet (as defined in Section 13.6) as  if such  coverage  had  been  bound prior to  the  Effective  Date  and  the

Shareholders shall be responsible for any deductible amounts to  be  paid under such tail policy.

      5.8   Related  Party  Transactions.  All "related  party"  (i.e.  a

Shareholder,  a  member of a Shareholder's family, a business  or  entity affiliated with any of the foregoing) receivables and payables of Merging

Entity  and any receivables or payables from or to an employee of Merging

Entity  on  favorable terms shall have been removed  from  the  books  of

Merging Entity for their cash equivalent face amounts.

       5.9   Resolutions.   Parent  shall  receive  certified  copies  of

resolutions of the board of directors and Shareholders of Merging Entity,

to  the  extent deemed necessary by, and in form satisfactory to, counsel for  Parent, authorizing the execution and delivery of this Agreement  by

Merging  Entity  and  the  consummation of the transactions  contemplated hereby.

       5.10   Approvals.   All  statutory  requirements  for  the   valid

consummation by Merging Entity of the transactions contemplated  by  this

Agreement  shall  have been fulfilled; all authorizations,  consents  and approvals of all federal, state, local and foreign governmental  agencies and  authorities required to be obtained in order to permit  consummation by  Merging Entity of the transactions contemplated by this Agreement and to permit the business presently carried on by Merging Entity to continue unimpaired  immediately following the Effective Date  of  this  Agreement shall  have  been obtained, except where failure to obtain such  approval would not have a material adverse effect.

           5.11  Registration  Statement.  Parent  shall  have  filed  an amended or supplemented S-4 registration statement with the SEC.

     6.   CONDITIONS PRECEDENT TO PERFORMANCE BY SHAREHOLDERS AND MERGING

ENTITY.   The obligation of Shareholders and Merging Entity to consummate the  transactions contemplated by this Agreement shall be subject to  the satisfaction  or  fulfillment on or prior to the  Closing  Date,  of  the following  conditions, in addition to any other conditions  contained  in

this   Agreement,   each  of  which  may  be  waived,  collectively,   by

Shareholders and Merging Entity:

     6.1   Representations.  Shareholders shall not have  discovered  any material  error,  misstatement or omission in any of the  representations and  warranties  made  by  Parent contained in this  Agreement,  and  all representations  and  warranties of Parent contained  in  this  Agreement shall  be  true  and correct in all material respects on and  as  of  the

Closing Date with the same force and effect, except as otherwise approved

in   writing   by  Shareholders  and  Merging  Entity,  as  though   such

representations  and warranties had been made on and as  of  the  Closing

Date.

     6.2       Covenants.  Parent shall have performed and complied in all material  respects with all covenants, agreements and conditions required under  this  Agreement to be performed and complied with  by  Parent  and shall  have  caused all corporate actions necessary for the formation  of

HRH  Merger Subsidiary and for the consummation of this Agreement to have been taken by it and HRH Merger Subsidiary.

      6.3   Effective Registration Statement.  The registration statement on  Form  S-4  under the Securities Act of 1933 referred to  in  Sections

2.31,  4.4 and 4.6 hereof shall have been amended or supplemented and  be effective  under  such Act and not the subject of  any  "stop  order"  or threatened "stop order" and the amended or supplemented prospectus  shall have been delivered to Shareholders and Merging Entity.

      6.4   Prospectus  Approval.   After  delivery  and  review  of  the

aforementioned  amendment  or  supplement to  Parent's  S-4  registration statement,  Shareholders  and Merging Entity  shall  have  approved  this

Agreement and the consummation of all transactions contemplated thereby.

     7.   POST-MERGER COVENANTS.

       7.1   POST-MERGER  COVENANTS  OF  PARENT.   Parent  covenants   to

Shareholders as follows:

           A.    Collection.  To cause Surviving Corporation to  use  its

reasonable business efforts, at least comparable in quality to  those  of

Merging  Entity  prior  to  the Effective  Date,  to  collect  all  notes receivable and accounts receivable as described in Section 2.26.

          B.   Payment. To pay timely all liabilities of Merging Entity which have been properly reserved for in the Merger Balance Sheet, as defined in Section 7.2.A.

           C.   Employee Benefit Plans.  To take all actions required  of

it pursuant to Schedule 7.1.C at the times specified therein.

      7.2   POST-MERGER COVENANTS OF SHAREHOLDERS.  Shareholders, jointly and severally, covenant to Parent as follows:

           A.    Delivery  of  Merger Balance  Sheet.   To  cause  to  be

delivered to Parent as soon after the Closing Date as is practicable, and in all events no later than sixty (60) days after the Effective Date, the

Merger Balance Sheet, as defined in Section 13.6(a), and its related work

papers  and  other  financial documents prepared  therefor.   The  Merger

Balance  Sheet will be true and correct, will be in accordance  with  the books  and  records of Merging Entity, will present fairly the  financial conditions and results of operations of Merging Entity as of the date and for  the  period  indicated, will not contain any untrue statement  of  a material  fact  nor will omit to state any material fact required  to  be stated to make the Merger Balance Sheet not misleading.

           B.    Post-Merger Filings.  To cause to be timely prepared and

delivered to the Surviving Corporation for filing, at no expense  to  the

Surviving Corporation which has not previously been reserved for  on  the

Merger  Balance  Sheet, all federal, state and local tax returns  of  all kinds  required to be filed by Merging Entity for all tax periods  ending

on  or  prior to the Effective Date ("Post-Merger Filings").   All  Post-

Merger  Filings  will be true and correct in all material  respects  and,

prior to actual filing thereof, Shareholders shall deliver drafts of such filings to Parent for its review.

           C.   Employee Benefit Plans.  To take all actions required  of

them pursuant to Schedule 7.1.C at the times specified therein.

           D.   Bind Tail Coverage.  To bind the tail coverage referenced

in  Section 5.7 as soon after the Effective Date as is possible and in no event later than seven (7) days after the Effective Date, and to pay  any and all deductibles accruing under such tail policy during the period  of three  years  after  the Effective Date.  Shareholders  acknowledge  that

Parent  shall have the right to bind tail coverage for Merging Entity  if

Shareholders  do  not  produce an appropriate  certificate  of  insurance within  thirty (30) days after Closing.  Any costs for such tail coverage shall have been expensed as if such coverage had been bound prior to  the

Effective  Date  and  shall not be reflected as an asset  on  the  Merger

Balance Sheet.

     8.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND INDEMNIFICATION.

8.1    Survival  of  Representations  and  Warranties  of  Parent.    All

representations, warranties and covenants made herein or pursuant  hereto by Parent shall survive the Closing until December 31, 1999.

      8.2   Survival  of Representations and Warranties of  Shareholders.

Except for the representations and warranties relating to taxes contained in  Section 2.10, which shall survive until one year after the expiration of the applicable statute of limitations, all representations, warranties and  covenants  made  herein  or pursuant hereto  by  Shareholders  shall survive the Closing until December 31, 1999.

      8.3   Indemnification  Agreement  by  Shareholders.   Shareholders,

jointly  and  severally,  shall indemnify and hold  harmless  Parent  and

Surviving Corporation, and their respective successors and assigns,  from and against and in respect of:

           (i)   Any loss, damage, liability or deficiency resulting from

any  misrepresentation,  breach  of warranty  or  nonfulfillment  of  any covenant  or  agreement on the part of Merging Entity or any  Shareholder under the terms of this Agreement; and

            (ii)      All  demands, claims, actions, suits,  proceedings,

loss,  damage,  liability,  judgments,  costs  and  expenses  (including,

without limitation, court costs, experts' and reasonable attorneys'  fees at  the  trial  level  and in connection with all appellate  proceedings)

incident to any of the foregoing.

           Notwithstanding the foregoing, to the extent  any  amount  for which  Shareholders  would otherwise be liable to  indemnify  Parent  and

Surviving Corporation is covered by any tail insurance coverage  required to  be  provided  by Shareholders hereunder, Shareholders  obligation  to indemnify Parent and Surviving Corporation shall be reduced by the amount of any proceeds of any such tail coverage.

      8.4   Indemnification Agreement by Parent.  Parent shall  indemnify and  hold  harmless Shareholders, and each of them, and their  respective heirs  and  personal representatives from and against and in respect  of:

(i)   Any  loss,  damage,  liability or  deficiency  resulting  from  any misrepresentation, breach of warranty or nonfulfillment of  any  covenant or agreement on the part of the Parent under the terms of this Agreement;

and

           (ii)  All demands, claims, actions, suits, proceedings,  loss,

damage,  liability,  judgments, costs and  expenses  (including,  without limitation, court costs, experts' and reasonable attorneys' fees  at  the trial level and in connection with all appellate proceedings) incident to any of the foregoing.

     8.5  Assertion of Indemnification Claim.  Either the Shareholders or

Parent, as the case may be (an "Indemnified Party"), shall give notice to the  other  (an  "Indemnifying Party") as  soon  as  possible  after  the

Indemnified  Party  has  actual  knowledge  of  any  claim  as  to  which indemnification  may  be  sought and the amount thereof,  if  known,  and supply  any other information in the possession of the Indemnified  Party regarding  such  claim, and will permit the Indemnifying  Party  (at  its expense)  to  assume  the  defense of  any  third  party  claim  and  any

litigation   resulting   therefrom,  provided  that   counsel   for   the

Indemnifying  Party  who  shall conduct the  defense  of  such  claim  or litigation shall be reasonably satisfactory to the Indemnified Party, and provided  further  that  the omission by the Indemnified  Party  to  give notice as provided herein will not relieve the Indemnifying Party of  its indemnification  obligations hereunder except  to  the  extent  that  the omission results in a failure of actual notice to the Indemnifying  Party and  the  Indemnifying Party is materially damaged as  a  result  of  the failure  to give notice.  The Indemnifying Party may settle or compromise any  third  party claim or litigation with the consent of the Indemnified

Party which consent may not be unreasonably withheld.

      The  Indemnified  Party  shall have  the  right  at  all  times  to participate  in  the  defense,  settlement,  negotiations  or  litigation

relating to any third party claim or demand at its own expense.   In  the

event  that  the  Indemnifying Party does not assume the defense  of  any matter as above provided, then the Indemnified Party shall have the right to  defend any such third party claim or demand, and will be entitled  to settle  any  such claim or demand in its discretion.  In any  event,  the

Indemnified  Party will cooperate in the defense of any such  action  and the records of each party shall be available to the other with respect to such defense.

      8.6   Limitation of Amount of Indemnity and Escrow of Parent Common

Stock.   The  indemnity provided by Shareholders to Parent and  Surviving

Corporation pursuant to Section 8.3 and the indemnity provided by  Parent to  Shareholders pursuant to Section 8.4 shall in each case be limited to a maximum aggregate amount equal to $300,000.

       Notwithstanding anything in the foregoing to the contrary,  Parent shall retain on the Effective Date from the shares of its common stock to be  delivered to the Shareholders, according to the percentage  ownership each  such  Shareholder  has  in Merging  Entity,  as  security  for  the indemnity  provided to it herein, $30,000 of shares of its common  stock,

valued at the Average Price ("Escrowed Shares").  By their signatures  to this  Agreement,  each  Shareholder has  granted  to  Parent  a  security interest in his portion of the Escrowed Shares, and has consented to  the

escrow  provision  described  herein  and  has  granted  unto  Parent   a

continuing limited power of attorney to act over his proportionate number of  the  Escrowed  Shares  pursuant to this  Agreement,  which  power  of attorney is coupled with an interest and is not revocable until the later of:  (i)  December  31, 1997; (ii) determination and  settlement  of  any amounts  pursuant to Section 13.6; and (iii) determination and settlement of  any  amounts claimed by Parent as of December 31, 1997,  pursuant  to

Section 8.3 ("Release Date").

      Between the Effective Date and the Release Date, Parent shall  hold the  Escrowed Shares and shall deposit any dividends received thereon  in an interest-bearing account.  Upon the Release Date, and absent a written directive  to  the contrary from each such Shareholder  not  desiring  to receive his shares pro rata, Parent shall distribute the Escrowed Shares,

less  any  decrease in such shares pursuant to this Agreement,  plus  any additional shares issued pursuant to this Agreement, to the Shareholders,

pro  rata.   Dividends  on the Escrowed Shares and  the  interest  earned thereon  ("Escrow  Funds")  shall  be  distributed  in  the  same  manner determined according to the immediately preceding sentence.  If  Escrowed

Shares  were  decreased  to satisfy the indemnity  provided  herein,  the

Escrow  Funds  shall  be reduced by a percentage equal  to  the  fraction established where the numerator is the number of Escrowed Shares used  to satisfy  such  indemnity and the denominator is the  number  of  Escrowed

Shares.

      9.   EXPENSES.  All expenses (including, without limitation, legal,

auditing,  accounting and other related expenses such as  preparation  of

Post-Merger Filings and the Merger Balance Sheet) incurred in  connection with this transaction by Merging Entity and Shareholders, or any of them,

shall  be  the  sole  responsibility of Merging  Entity  or  Shareholders

(depending upon the nature of the expense), and all expenses incurred  by

Parent   in   connection  with  this  transaction  shall  be   the   sole

responsibility of Parent.

     10.  DEFAULT.

     10.1 Default by Shareholders or Merging Entity.  Except as otherwise expressly provided in this Agreement, if Shareholders or Merging  Entity,

or  any  of  them,  shall  fail to perform or comply  with  any  material covenant,  agreement  or condition contained in this  Agreement  that  is required  to  be  performed or complied with by Shareholders  or  Merging

Entity  on  or  prior to the Closing Date, then Parent, after  notice  to

Shareholders  and failure to cure within thirty (30) days  after  notice,

shall  have the option to seek specific performance of this Agreement  or to  sue  such defaulting party for damages.  If Parent elects to sue  for specific performance, Shareholders and Merging Entity expressly waive any claim or defense that Parent has an adequate remedy at law.

     10.2 Default by Parent.    Except as otherwise expressly provided in

this  Agreement,  if  Parent shall fail to perform  or  comply  with  any material  covenant, agreement or condition contained  in  this  Agreement that  is required to be performed or complied with by Parent on or  prior to  the  Closing  Date,  then Shareholders and  Merging  Entity,  at  the unanimous  option  of Shareholders and Merging Entity,  after  notice  to

Parent and failure to cure within thirty (30) days after notice, may seek specific  performance of this Agreement or may elect to sue for  damages.

If Shareholders and Merging Entity elect to sue for specific performance,

Parent  expressly  waives  any  claim or defense  that  Shareholders  and

Merging Entity have an adequate remedy at law.

      11.   NOTICES.   All notices or other communications  permitted  or

required  to be given hereunder by any party to any other party shall  be in  writing and shall be delivered personally or by telecopier, telex  or other  similar  communication or sent by registered  or  certified  mail,

postage prepaid:

     (a)  If to Shareholders or Merging Entity:

          Mr. Jeffrey Gow
          ______________________
          ______________________

          Mr. Michael Gow
          ______________________
          ______________________

          Mr. Richard Mason
          ______________________
          ______________________

          With copies to:
          Mr. Douglas A. Yoh
          Marsh, Berry & Company, Inc.
          7466 Auburn Road
          Concord, Ohio 44077

          Hodgson, Russ, Andrews, Woods & Goodyear, LLP
          1800 One M&T Plaza
          Buffalo, New York 14203
          Attention:  Todd M. Joseph, Esq.

     (b)  If to Parent or HRH Merger Subsidiary:

          Mr. Robert H. Hilb, President
          HILB, ROGAL AND HAMILTON COMPANY
          4235 Innslake Drive
          Post Office Box 1220
          Glen Allen, Virginia  23060-1220

          With copy to:

          Walter L. Smith, Esquire
          HILB, ROGAL AND HAMILTON COMPANY
          4235 Innslake Drive
          Post Office Box 1220
          Glen Allen, Virginia  23060-1220

      Notices  delivered  personally or by  telecopier,  telex  or  other

similar   communication  shall  be  effective  when  delivered.   Notices

forwarded by registered or certified mail shall be deemed effective  when received  or in any event not later than ten (10) days after  deposit  in the  mails, postage prepaid.  Any party wishing to change any above named person  or  address may do so by complying with the notice provisions  of this Section.

     12.  EXTENSION OF TIME AND WAIVER.

           (a)   Time  is of the essence with respect to this  Agreement.

However,  the parties hereto may, by mutual agreement in writing,  extend the  time  for the performance of any of the obligations of  the  parties hereto.

           (b)   Each party for whose benefit a representation, warranty,

covenant, agreement or condition is intended may, in writing:  (i)  waive any  inaccuracies in the warranties and representations contained in this

Agreement;   and  (ii)  waive  compliance  with  any  of  the  covenants,

agreements or conditions contained herein and so waive performance of any of  the  obligations  of  the  other  parties  hereto,  and  any  default hereunder;  provided, however, that any such waiver shall not  affect  or impair the waiving party's rights in respect to any other representation,

warranty,  covenant, agreement or condition or any default  with  respect thereto.

     13.  MISCELLANEOUS PROVISIONS.

     13.1 Counterparts.  Any number of counterparts of this Agreement may be  signed and delivered, each of which shall be considered the  original and all of which, together, shall constitute one and the same instrument.

13.2  Governing Law.  EXCEPT FOR THE MERGER OF HRH MERGER SUBSIDIARY INTO

MERGING  ENTITY, WHICH SHALL BE GOVERNED BY DELAWARE LAW, THIS  AGREEMENT

SHALL  BE  GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS  OF  THE

COMMONWEALTH OF VIRGINIA.

      13.3  Entire  Agreement.   This Agreement  constitutes  the  entire

Agreement  and understanding between the parties hereto with  respect  to the  transactions  contemplated hereby, expressly superseding  all  prior

Agreements  and understandings, whether oral or written, and  no  change,

modification, termination or attempted waiver of any of the provisions of this  Agreement shall be binding unless reduced to writing and signed  by the party or parties against whom enforcement is sought.

      13.4 Section Headings.  The section headings in this Agreement  are for  convenience of reference only and shall not be deemed  to  alter  or affect any provision hereof.

      13.5  No  Assignment.  Neither this Agreement, nor  any  rights  or liabilities  hereunder, may be assigned by any party  without  the  prior written consent of all of the other parties.

     13.6 Adjustment Based on Merger Balance Sheet.

           (a)   Determination  of Merger Balance  Sheet.   For  purposes

hereof,  "Merger  Balance  Sheet" means an  unaudited  balance  sheet  of

Merging  Entity,  as  of  the close of business  on  December  31,  1996,

computed  under the GAAP Policy referenced in Section 2.7 hereof  and  in accordance  with  Section  2.26 hereof and after  having  reconciled  any differences  between the tax and financial accounting so  that  Surviving

Corporation  shall not be responsible for any liabilities unless  and  to

the  extent  the  same are reflected on the Merger  Balance  Sheet.   The

Merger  Balance Sheet shall be deemed accepted by Parent if no objections thereto are made within fifteen (15) days of delivery.  If Parent objects to  the  Merger Balance Sheet within fifteen (15) days of delivery,  then the  parties  shall have fifteen (15) days to resolve any  objections  of

Parent to the Merger Balance Sheet.  If the parties are unable to resolve such  differences, one arbitrator shall be selected by  Shareholders  and one  arbitrator  shall be selected by Parent.  The two arbitrators  shall then  pick  one  mutually  acceptable arbitrator  (the  "Arbitrator")  to resolve  all questions in dispute.  The decision of the Arbitrator  shall be final and the fees for his services shall be borne fifty percent (50%)

by Parent and fifty percent (50%) by Shareholders.

      Notwithstanding anything in the foregoing to the contrary,  if  the

Merger Balance Sheet is not submitted within seventy-five (75) days after the  Effective  Date,  then Parent shall submit a  Merger  Balance  Sheet within fifteen (15) days thereafter which shall be final, conclusive  and binding  on all parties hereto, and not subject to any of the arbitration provisions described above.

           (b)  Tangible Net Worth .  The term "Tangible Net Worth" means the  remainder  arrived  at  from the Merger  Balance  Sheet  when  total liabilities are subtracted from total assets and intangible assets  other than  cash, cash equivalents and net receivables are then subtracted from that  remainder  (total assets - total liabilities  -  intangible  assets other than cash, cash equivalents and net receivables).

           (c)   Adjustment.   The number of shares to  be  delivered  by

Parent  to  Shareholders pursuant to Section 1.4  shall  be  adjusted  as follows:

               (i)  If Tangible Net Worth exceeds zero ($0.00) (with such excess being referred to as "Excess Tangible Net Worth"), then the number of  shares  shall  be  increased by the number of  shares  determined  by dividing Excess Tangible Net Worth by the Average Price; and

               (ii) If Tangible Net Worth is less than zero ($0.00) (with such  shortfall being referred to as "Insufficient Tangible Net  Worth"),

then  the  number  of shares shall be decreased by the number  of  shares determined  by  dividing Insufficient Tangible Net Worth by  the  Average

Price.

      In the event of an increase in the number of shares of common stock of  Parent to be issued to Shareholders, such additional shares shall  be issued,  promptly  after  determination of  such  number,  by  Parent  to

Shareholders in the same proportion as set forth in Section  1.4(a).   In

the  event  of  a  decrease in the number of shares of  common  stock  of

Parent,  such  shares shall be assigned, promptly after determination  of such  number, to Parent (at Parent's discretion either from the  Escrowed

Shares or the Shareholders or both) in the same proportions as set  forth in  Section 1.4(a), unless Parent shall have received a differing written directive pursuant to Section 8.6.

      The  value  of any shares of Parent common stock to  be  issued  or returned  pursuant  to this Agreement shall be adjusted  to  reflect  the occurrence  after  the Effective Date of any of the events  specified  in

Section 1.4(c).

      13.7  Schedules.   Schedules referenced in this  Agreement  are  an

integral  part  of this Agreement and are to be deemed  a  part  of  this

Agreement  whether  attached hereto on execution  of  this  Agreement  or anytime thereafter.

      13.8  Nonsolicitation  Covenant.   Each  of  the  Shareholders,  by

signature  hereto, covenants that he shall not for a period of  five  (5)

years  after the Effective Date, directly or indirectly, except on behalf of  Surviving Corporation, its successors or assigns, solicit  or  accept risk management, insurance or bond business from any of the customers  of

Merging Entity as of the moment immediately preceding the Effective Date.

Each  of  the Shareholders, by signature hereto, acknowledges:  (i)  that this  covenant is ancillary to this Merger Agreement, is integral  hereto and is independent of any other provision herein, (ii) that this covenant is  reasonably  necessary  for the protection of Surviving  Corporation's legitimate  business interests; (iii) that this covenant poses  no  undue hardship on the Shareholders and is reasonably limited as to duration and scope; and (iv) that this covenant is in addition to any covenants  which

Shareholders may make in any employment or other agreements  executed  or to  be executed with Surviving Corporation.  Further, if any part of this covenant  is deemed overbroad or void as against public policy,  each  of the  Shareholders,  by signature hereto, acknowledges that  such  invalid portions  shall be severable from this covenant and specifically requests that,  upon  such event, this covenant be reformed ("blue-pencilled")  to permit  Surviving  Corporation to obtain the maximum permissible  benefit from this covenant.

      13.9  Acceptance.  The binding date of acceptance of this Agreement shall be the Date on which the last of the parties executes the same.

       EXECUTED by Shareholders and Merging Entity at Buffalo, New York, this 7th day of January, 1997.

                                   SHAREHOLDERS:


                                   _________________________________________
                                   Jeffrey Gow


                                   _________________________________________
                                   Michael Gow


                                   _________________________________________
                                   Richard Mason



                                   MERGING ENTITY:

                                   GOW MANAGEMENT SERVICES, INC.



                                   By_______________________________________

                                     ___________________________________, its

                                     ___________________________________
       EXECUTED by Parent at Buffalo , New York, this 7th day of January,
1997.



                                   HILB, ROGAL AND HAMILTON COMPANY


                                   By_______________________________________

                                     ____________________________________, its

                                     ____________________________________